EXHIBIT 10.1

MAF BANCORP, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (this “Agreement”) is made as of the date set forth on the signature page hereof by and between MAF Bancorp, Inc., a Delaware corporation (the “Company”), and the undersigned Participant (“Participant”). Except as otherwise indicated or defined in paragraph 1 hereof, all words with initial capitals shall have the same meaning as ascribed to them in the Plan. Participant acknowledges receipt of a copy of the Plan.

WHEREAS, the Company desires to grant to Participant a restricted stock unit award (“RSU”), pursuant to the MAF Bancorp, Inc. Incentive Compensation Plan (the “Plan”) and this Agreement;

NOW, THEREFORE, the parties hereto agree as follows:

1. Definitions. For the purposes of this Agreement:

(a) “Affiliate” means the Company and any other direct or indirect subsidiary of the Company.

(b) “Change in Control” shall mean any of the following events:

(i) a change in control which would be required to be reported in response to Item 1.01 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”); or

(ii) a change in control of the Company or the Bank within the meaning of the Home Owners Loan Act of 1933, as amended, and the Rules and Regulations promulgated by the Office of Thrift Supervision (or its predecessor agency), as in effect on the date hereof, including Section 574 of such regulations; or

(iii) without limitation, at such time as any “person” (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities, or makes an offer to purchase and completes the purchase of securities, of the Bank or Company representing 20% or more of the Bank’s or Company’s outstanding securities ordinarily having the right to vote at the election of directors except for (i) any securities purchased by the employee stock ownership plan and trust of the Company or a subsidiary or (ii) any securities of the Bank owned by the Company; or

(iv) individuals who constitute either the Company’s Board of Directors on the date hereof (the “Incumbent Board”), or the Board of Directors of Mid America Bank (“Bank”) on the date hereof (the “Bank Incumbent Board”), cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board or the Bank Incumbent Board, as the case may be, or whose nomination for election by the stockholders was approved by the Nominating Committee serving under the Incumbent Board or the Bank

Incumbent Board, shall be, for purposes of this clause (iv), considered as though such individual was a member of the Incumbent Board or the Bank Incumbent Board, as the case may be; or

(v) consummation of a reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or Company or similar transaction occurs (each a “Business Combination”) that results in a change of control. A Business Combination will not be deemed to result in a change of control if: (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the total voting power represented by the voting securities entitled to vote generally in the election of directors of the resulting entity from the Business Combination (including, without limitation, an entity which as a result of such transaction owns the Bank or Company or all or substantially all of the Bank’s or Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions of such voting power as their ownership of the Voting Stock immediately prior to the Business Combination, and (2) at least a majority of the members of the board of directors of the resulting entity from the Business Combination were members of the Incumbent Board or Bank Incumbent Board, respectively, at the time of the execution of the initial agreement, or action of the Incumbent Board or Bank Incumbent Board, providing for such Business Combination; or

(vi) a proxy statement shall be distributed soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Company and such proxy statement proposal is approved by the shareholders of the Company; or

(vii) a tender offer is made and completed for 20% or more of the outstanding securities of the Company.

However, notwithstanding anything contained in this section to the contrary, a Change in Control shall not be deemed to have occurred as a result of an event described in (i), (ii), (iii), (v) or (vii) above which resulted from an acquisition or proposed acquisition of stock of the Company by a person, as defined in the OTS’ Acquisition of Control Regulations (12 C.F.R. § 574) (the “Control Regulations”), who was an executive officer of the Company on the date of the adoption of the MAF Incentive Compensation Plan and who has continued to serve as an executive officer of the Company as of the date of the event described in (i), (ii), (iii), (v) or (vii) above (an “incumbent officer”). In the event a group of individuals acting in concert satisfies the definition of “person” under the Control Regulations, the requirements of the preceding sentence shall be satisfied and thus a change in control shall not be deemed to have occurred if at least one individual in the group is an incumbent officer.

(c) “Resignation” means Participant’s relinquishment of service as an employee or director with the Company and all Affiliates.

(d) “Retirement” means any Resignation or Termination of employment with the Company and all Affiliates, other than due to death or Termination for Cause, (i) on or after the Participant’s normal retirement date or early retirement date as from time to time set forth under any tax-qualified plan of the Company or any Affiliate which covers the Participant. In the case of a director who is not an employee, “Retirement” means retirement as a director of the Company and all Affiliates.

(e) “Termination” means a termination of the employment of Participant by the Company and all of its Affiliates for any reason, other than Resignation or a Termination For Cause, including, but not limited to, permanent disability (as determined by the Committee in accordance with the Code after receipt of medical advice) or death.

(f) “Termination Date” means the date on which a Resignation, Termination or Termination For Cause occurs.

(g) “Termination For Cause” means a termination of the employment of Participant by the Company or any Affiliate due to:

(i) The commission by Participant, as reasonably determined by the Committee, of any theft, embezzlement or felony against, or in a matter related to, the Company or any Affiliates;

(ii) The commission of an unlawful or criminal act by Participant resulting in material injury to the business or property of the Company or Affiliates or of an act generally considered to involve moral turpitude, all as reasonably determined by the Committee;

(iii) The commission of an intentional act by Participant in the performance of Participant’s duties as an employee or director of the Company or any Affiliate amounting to gross negligence or misconduct or resulting in material injury to the business or property of the Company or Affiliates, all as reasonably determined by the Committee;

(iv) Gross misconduct in, or the continued and willful refusal by the Participant after written notice by the Company to make himself available for, the performance of the Participant’s duties for the Company or a subsidiary; or

(v) Suspension due to the direction of any authorized bank regulatory agency that the Participant be relieved of his or her duties and responsibilities to the Company or a subsidiary.

2. Grant and Designation of RSU. Upon the execution and delivery of this Agreement and the related Restricted Stock Unit Certificate of even date herewith, and subject to the Plan (the terms and provisions of which are incorporated herein and expressly made a part hereof), the Company hereby grants to Participant a Restricted Stock Unit, entitling the

Participant to receive the number of shares of Common Stock set forth on the Restricted Stock Unit Certificate on the vesting dates indicated on the Restricted Stock Unit Certificate. The granting of this RSU does not confer upon the Participant any rights as a shareholder, including the right to vote or the right to receive dividends, until such time as the shares of Common Stock covered by this RSU Agreement are vested and distributed in accordance with the terms set forth in this Agreement and the attached Restricted Stock Unit Certificate.

3. Tax Withholding. The Company shall have the power and the right to deduct or withhold from cash compensation otherwise due to the Participant, the amount of any minimum federal, state, or local income, Social Security and Medicare taxes required by law or regulation to be withheld as a result of the vesting and delivery of shares of Common Stock. Alternatively, subject to the Company’s approval, the Participant may elect to pay such withholding amount to the Company in cash or have the Company withhold from the shares delivered, shares having a Fair Market Value equal to such required tax withholding amount. The amount of any tax withholding, whether paid in cash or through the withholding of shares, may not be in excess of the minimum amount of tax required to be withheld. Upon receipt of the foregoing, the Company shall, as soon as practicable, issue the shares of Common Stock as to which the RSU has been vested.

4. Restriction on Delivery. Shares of Common Stock underlying the RSU may not be delivered if the issuance of such shares would constitute a violation of any applicable federal or state securities or other law or regulation. As a condition to the delivery of shares of Common Stock underlying the RSU, the Company may require Participant to make any representation and warranty to the Company as may be required by any applicable law or regulation.

5. Effect of Termination of Employment or Other Relationship. The RSU, to the extent not theretofore vested, shall terminate on Participant’s Termination Date, except that:

(a) in the event a Termination Date occurs under circumstances that constitute Participant’s Retirement, or in the event of a Termination Date after a Change in Control, all unvested shares of Common Stock underlying the RSU shall become vested and as soon as practicable thereafter, be distributed to the Participant; and

(b) in the event a Termination Date occurs due to Participant’s Termination due to death or Termination or Resignation due to permanent disability, all unvested shares of Common Stock underlying the RSU shall become vested and as soon as practicable thereafter, be distributed to the Participant or in the event of death, Participant’s beneficiary.

6. Nontransferability. The RSU granted pursuant to this Agreement may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution.

7. Compliance with Certain Laws and Regulations. If the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to the RSU upon any securities exchange or under any law or regulation, or that the consent or approval of any governmental regulatory body is necessary or desirable in connection with the granting of the RSU or the acquisition of shares thereunder, Participant shall supply the

Committee or Company, as the case may be, with such certificates, representations and information as the Committee or Company, as the case may be, may request and shall otherwise cooperate with the Company in obtaining any such listing, registration, qualification, consent or approval.

8. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, delivered by overnight courier, or mailed by first class mail, to Participant at the address set forth on the records of the Company, to the Company at its offices at 55th and Holmes Avenue, Clarendon Hills, Illinois 60514, or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when received.

9. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

10. Complete Agreement. This Agreement and those documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

11. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

12. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Participant, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), and is intended to bind all successors and assigns of the respective parties, except that Participant may not assign any of Participant’s rights or obligations under this Agreement except to the extent and in the manner expressly permitted hereby.

13. Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

14. Waiver or Modification. Any waiver or modification of any of the provisions of this Agreement shall not be valid unless made in writing and signed by the parties hereto. Waiver by either party of any breach of this Agreement shall not operate as a waiver of any subsequent breach.

15. Rights of Employment. In no event shall the granting of this RSU or Participant’s acceptance hereof give or be deemed to give Participant any right to be retained as an employee of the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement effective on the 15th day of December, 2004.

MAF BANCORP, INC.

By:	/s/ Michael J. Janssen
Its:	Senior Vice President

PARTICIPANT

Printed Name: [NAME]

Certificate Number	Number of Shares
[GRANT NUMBER]	[NUMBER OF SHARES]

MAF BANCORP, INC.

RESTRICTED STOCK UNIT CERTIFICATE

THIS CERTIFIES THAT [NAME] has been awarded RESTRICTED STOCK UNITS covering [NUMBER OF SHARES] shares of Common Stock, $.01 par value, of MAF BANCORP, INC. (the “Company”), subject to the terms and conditions of this Certificate, the related Restricted Stock Unit Agreement and the MAF Bancorp, Inc. Incentive Compensation Plan (“Incentive Compensation Plan”).

Subject to the terms provided in the Restricted Stock Unit Agreement or Incentive Compensation Plan, the shares of Common Stock covered by this Restricted Stock Unit Certificate shall be subject to the vesting schedule below. Assuming the Participant is employed by the Company, the Bank or an Affiliate on the vesting date specified below (unless otherwise provided in the Restricted Stock Unit Agreement), the corresponding shares of Common Stock shall be delivered pursuant to the Participant’s instructions as soon as practicable thereafter.

Vesting Date	Shares Vested
[VESTING DATE]	[NUMBER VESTED]

IN WITNESS WHEREOF, MAF BANCORP, INC. has caused this Stock Option Certificate to be signed by its duly authorized officer this 15th day of December, 2004.

By:	/s/ Michael J. Janssen
Its:	Senior Vice President